UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 18, 2011

MAC-GRAY CORPORATION

(Exact name of registrant as specified in charter)

Delaware	1-13495	04-3361982
(State or Other	(Commission File Number)	(IRS Employer
Jurisdiction		Identification No.)
of Incorporation)

404 Wyman Street, Suite 400, Waltham, Massachusetts 02451

(Address of Principal Executive Offices)  (Zip Code)

(781) 487-7600
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Current Report on Form 8-K/A is being filed as an amendment (“Amendment”) to the Current Report on Form 8-K filed by Mac-Gray Corporation (the “Company”) with the Securities and Exchange Commission on May 24, 2011 (the “Original Report”) to update “Item 5.07. Submission of Matters to a Vote of Security Holders” in the Original 8-K regarding the voting results of the Company’s Annual Meeting of Stockholders held on May 18, 2011 (the “Annual Meeting”). The sole purpose of this Amendment is to disclose the Company’s decision as to how frequently it will propose future non-binding, advisory votes on executive compensation.

Item 5.07	Submission of Matters to a Vote of Security Holders

As disclosed in the Original Report, at the Annual Meeting a majority of the shares voting on the proposal, in a non-binding, advisory vote, favored an annual vote on executive compensation. After consideration of the voting results and other factors, the Company’s Board of Directors has determined that the Company will hold annual non-binding, advisory votes on executive compensation until the Board of Directors otherwise determines a different frequency for such votes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAC-GRAY CORPORATION

Date: September 29, 2011	By:	/s/ Michael J. Shea

Michael J. Shea
Executive Vice President, Chief Financial Officer and Treasurer